Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
nicole.shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc.

Announces Pricing of $600 Million Senior Notes Offering

New York, NY – June 10, 2024 —Take-Two Interactive Software, Inc. (NASDAQ: TTWO) (the “Company”) announced today that it has agreed to sell in an underwritten public offering $600 million aggregate principal amount of its Senior Notes, consisting of $300 million of its 5.400% Senior Notes due 2029 and $300 million of its 5.600% Senior Notes due 2034.

The Company intends to use the net proceeds from the offering for general corporate purposes, including the repayment of the $600 million principal amount of its 3.550% Senior Notes due 2025 at or prior to maturity.

The closing of the offering is expected to occur on June 12, 2024, subject to satisfaction of customary closing conditions.

J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering. The offering is being made only by means of a prospectus supplement and the accompanying prospectus, which is filed as part of an effective shelf registration statement filed by the Company with the Securities and Exchange Commission (“SEC”) on April 6, 2022. You may obtain copies of these documents without charge from the SEC’s website at www.sec.gov. Alternatively, you may request these documents by contacting J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk – 3rd Floor. Telephone: (212) 834-4533 or Wells Fargo Securities, LLC, Attention: WFS Customer Service, 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, by email at wfscustomerservice@wellsfargo.com or by calling 1-800-645-3751.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the Senior Notes or any other securities, nor will there be any sale of Senior Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. The Company develops, operates, and publishes products principally through Rockstar Games, 2K, Private Division, and Zynga. Our products are currently designed for console gaming systems, PC, and mobile, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein that are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including risks relating to conducting business internationally, including as a result of unforeseen geopolitical events; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; factors affecting our mobile business, such as player acquisition costs; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games.

Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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